Exhibit 99.1
November 12, 2013
GenMark Diagnostics Reports Third Quarter 2013 Results
Base business grows by 159%, Installed base increases by 41 new analyzers, 2013 Guidance revised to approximately $27M
CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today reported financial results for the quarter ended September 30, 2013.
Revenues for the quarter ended September 30, 2013 were $4.6 million compared with $5.3 million during the third quarter of 2012. The 12% year-over-year decrease in total revenue was attributable to a lack of purchases from Natural Molecular Testing Corporation (NMTC) during the current quarter, offset by significant growth from other customers. NMTC accounted for 66% of total revenues in the quarter ended September 30, 2012 and 26% of total revenues in the quarter ended June 30, 2013. NMTC did not make any purchases in the third quarter of 2013. Reagent revenues for the third quarter declined 22% year-over-year to $4.0 million from $5.1 million. Instrument and other revenues increased by 314% year-over-year to $651,000 from $158,000, due mainly to sales of XT-8 instruments. The Company placed 41 new analyzers during the current quarter to support its base business and removed 50 analyzers from NMTC, the majority of which were placed in 2012, bringing its total installed base to 375, all in end-user laboratories within the U.S. market.
“Our base business, which excludes NMTC, demonstrated impressive revenue growth on both a year-over-year and sequential basis, growing by 159% in the third quarter of 2013 compared with the third quarter of 2012, and growing approximately 21% quarter-over-quarter ahead of the flu season. We believe the significant growth of our base business confirms the increasing implementation of our eSensor technology across a growing customer base and validates its unique value proposition in advance of releasing our sample-to-answer NexGen system,” stated GenMark’s President & CEO Hany Massarany. “On October 2nd, we filed a law suit against NMTC seeking the collection of past due amounts from earlier product sales and for damages resulting from unsatisfied contract purchase commitments. On October 21st, NMTC filed a voluntary petition in the United States Bankruptcy Court seeking relief under Chapter 11. As a result, this quarter we have made appropriate adjustments to our financial statements to account for NMTC’s bankruptcy filing.”
Gross profit for the quarter ended September 30, 2013 was $0.5 million, or 11% of revenue, compared with a gross profit of $2.2 million, or 42% of revenue for the same period in 2012. During the current quarter, the Company reserved $0.9 million of inventory made for NMTC and impaired $0.3 million of manufacturing equipment procured to support NMTC’s previous purchasing volumes. On a non-GAAP basis, which excludes the effect of NMTC related adjustments during the current quarter, gross profit for the quarter ended September 30, 2013 was $1.7 million, or 36% of revenue.
Operating expenses increased $4.3 million to $12.8 million during the third quarter of 2013 compared with the third quarter of 2012. Sales and Marketing expenses increased $3.4 million year-over-year mainly due to a one-time increase in the Company's allowance for doubtful accounts reserve of $2.5 million related to NMTC and continued expansion of our U.S. sales force ahead of the launch of our NexGen system. Research and Development expenses increased $0.9 million due to Company's NexGen platform and assay development activities. On a non-GAAP basis, operating expenses for the third quarter of 2013 were $10.3 million.
Loss per share was $0.30 for the third quarter of 2013, compared with a loss per share of $0.20 in the third quarter of 2012. The loss per share in the current quarter included a one-time realized gain of $1.4 million from the sale of preferred stock in a private company that was acquired by a third party in July 2013, as well as $3.6 million in reserves and one-time write-offs due to NMTC. On a non-GAAP as adjusted basis, which excludes the effects of this one-time gain and NMTC related adjustments during the current quarter, the Company’s loss per share for the third quarter of 2013 was $0.24.

The Company ended the third quarter of 2013 with $112.5 million in cash and investments. The Company intends to continue utilizing its cash balances to invest in new product and menu development, mainly the development of its NexGen platform and related test menu, and for infrastructure improvements and general corporate purposes.

"Based on prolonged reimbursement challenges and the recently published CMS rates for the new pharmacogenomics (PGX) test codes, we expect the emerging PGX sector to experience additional downward pressure in the near term. Consequently, we are adjusting our 2013 revenue guidance to approximately $27 million and now expect more modest PGX purchasing patterns in 2014. Despite these short term headwinds, we remain very optimistic about our future,” added Massarany. “Our NexGen development efforts remain on schedule and we continue to be confident that we will bring to market the most competitively differentiated sample-to-answer system. We’re on track to complete its development in the second quarter of 2014, and as a result of the excellent progress made by our R&D organization, last week our Board of Directors approved the funding for two additional assay development teams to accelerate our NexGen menu expansion beyond our initial five panels. This week in Phoenix, we will show an advanced prototype of our NexGen system at the Association of Molecular Pathology meeting. This will be the first time future NexGen customers will have an opportunity to review the system and, based on early indications, we expect an excellent response."

YEAR-TO-DATE 2013

Revenue for the first nine months of 2013 was $21.0 million, compared to $11.0 million for the prior year period, an increase of 90%. Reagent revenue for the first nine months of 2013 was $20.0 million, compared to $10.4 million for the prior year period, and instrument and other revenue for the first nine months of 2013 was $1.5 million compared to $0.5 million for the prior year period. Our base business grew by 173% for the nine months ended September 30, 2013 over the previous year.
Gross profit for the nine months ended September 30, 2013 was $8.6 million, or 41% of revenue, compared with a gross profit of $4.1 million, or 38% of revenue for the same period in 2012. During the current period, the Company reserved $1.2 million of inventory made for NMTC and impaired $0.3 million of manufacturing equipment procured to support NMTC’s previous purchasing volumes. On a non-GAAP basis, gross profit for the nine months ended September 30, 2013 was $10.1 million, or 48% of revenue.
Operating expenses increased $11.7 million to $33.2 million during the first nine months of 2013 compared with the first nine months of 2012. Sales and Marketing expenses increased $5.6 million year-over-year mainly due to an increase in the Company’s allowance for doubtful accounts reserve of $2.7 million related to NMTC, and additional sales personnel costs. Research and Development expenses increased $6.3 million due to the Company’s NexGen platform and assay development activities. On a non-GAAP basis, operating expenses for the nine months ended September 30, 2013 were $30.5 million.

Net loss for the first nine months of 2013 was $23.0 million, or $0.69 loss per share, compared to net loss of $17.4 million, or $0.71 loss per share, for the prior year period. The loss per share included a one-time realized gain of $1.4 million from the sale of preferred stock in a private company that was acquired by a third party in July 2013, as well as $4.2 million in reserves and one-time write-offs due to NMTC. On a non-GAAP as adjusted basis, the loss per share for the nine months ended September 30, 2013 was $0.60.
INVESTOR CONFERENCE CALL
GenMark will hold a conference call to discuss third quarter 2013 results and the outlook for 2013 at 4:30PM EST today. The conference call and webcast can be accessed live through the Company’s website under the Investor Relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 17509226 approximately five minutes prior to the start time.
ABOUT GENMARK DIAGNOSTICS
GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. GenMark currently markets four tests that are FDA cleared for IVD use: Cystic Fibrosis Genotyping Test, Respiratory Viral Panel, Thrombophilia Risk Test, and Warfarin Sensitivity Test. A number of other tests, including HCV Genotyping, 2C19 Genotyping, and 3A4/3A5 Genotyping are available for research use only. For more information, visit www.genmarkdx.com.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our expected 2013 financial performance and the timely completion of our NexGen system and related assay development projects, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, third-party payor reimbursement to our customers, the loss of a significant customer, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

ABOUT NON-GAAP FINANCIAL MEASURES
GenMark's management believes that non-GAAP financial measures provide meaningful supplemental information regarding the Company's performance by excluding certain expenses and other items that may not be indicative of core business results. To supplement the Company's financial results for the third quarter of 2013 presented in accordance with GAAP, GenMark uses the following financial measures defined as non-GAAP by the SEC: non-GAAP cost of sales, non-GAAP sales and marketing expenses, non-GAAP operating expenses, non-GAAP gross profit, non-GAAP net loss, and non-GAAP loss per share. GenMark’s management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. GenMark believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing GenMark’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to GenMark’s historical performance and our competitors' operating results. GenMark believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Further, our reconciliations of non-GAAP to GAAP operating results, which are included on the attached tables, are presented solely to assist a reader in understanding the impact of the various adjustments to our GAAP operating results, individually and in the aggregate, and are not intended to place any undue prominence on our non-GAAP operating results.

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	As of	As of
	September 30, 2013	December 31, 2012
Current assets
Cash and cash equivalents	$63,274	$51,250
Investments	48,478	—
Restricted cash	758	1,343
Accounts receivable - net of allowances of $2,733 and $53	2,355	3,190
Inventories	1,965	1,993
Other current assets	682	226
Total current assets	117,512	58,002
Property and equipment, net	7,948	7,074
Intangible assets, net	3,048	1,832
Other long-term assets	106	1,108
Total assets	$128,614	$68,016
Current liabilities
Accounts payable	3,029	2,445
Accrued compensation	2,453	3,076
Current portion of loan payable	111	638
Other current liabilities	2,790	3,015
Total current liabilities	8,383	9,174
Long-term liabilities
Loan payable, net of current portion	49	63
Other noncurrent liabilities	2,280	2,329
Total liabilities	10,712	11,566
Stockholders’ equity
Common stock, $0.0001 par value; 100,000 authorized; 41,492 and 32,753 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	4	3
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Additional paid-in capital	331,899	247,449
Accumulated deficit	(213,577)	(190,566)
Accumulated other comprehensive loss	(424)	(436)
Total stockholders’ equity	117,902	56,450
Total liabilities and stockholders’ equity	$128,614	$68,016

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue
Product revenue	$4,521	$5,194	$20,627	$10,876
License and other revenue	116	62	325	150
Total revenue	4,637	5,256	20,952	11,026
Cost of sales	4,138	3,027	12,373	6,878
Gross profit	499	2,229	8,579	4,148
Operating expenses
Sales and marketing	4,916	1,485	9,830	4,264
General and administrative	2,476	2,510	7,572	7,743
Research and development	5,398	4,467	15,786	9,437
Total operating expenses	12,790	8,462	33,188	21,444
Loss from operations	(12,291)	(6,233)	(24,609)	(17,296)
Other income (expense)
Interest income	203	5	413	17
Interest expense	(3)	(21)	(17)	(73)
Other income (expense)	1,297	(2)	1,232	(15)
Total other income (expense)	1,497	(18)	1,628	(71)
Loss before income taxes	(10,794)	(6,251)	(22,981)	(17,367)
Provision for income taxes	(23)	(1)	(30)	(43)
Net loss	$(10,817)	$(6,252)	$(23,011)	$(17,410)
Net loss per share, basic and diluted	$(0.30)	$(0.20)	$(0.69)	$(0.71)
Weighted average number of shares outstanding, basic and diluted	35,987	31,751	33,331	24,370
Other comprehensive loss
Net loss	$(10,817)	$(6,252)	$(23,011)	$(17,410)
Net unrealized gains on available-for-sale investments	21	—	12	—
Comprehensive loss	$(10,796)	$(6,252)	$(22,999)	$(17,410)

GENMARK DIAGNOSTICS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted Financial Data:	2013	2012	2013	2012

Cost of sales	$4,138	$3,027	$12,373	$6,878
Inventory reserve(1)	(852)	—	(1,182)	—
Impairment of production equipment(2)	(302)	—	(302)	—
Non-GAAP cost of sales	$2,984	$3,027	$10,889	$6,878

Gross profit	$499	$2,229	$8,579	$4,148
Inventory reserve(1)	852	—	1,182	—
Impairment of production equipment(2)	302	—	302	—
Non-GAAP gross profit	$1,653	$2,229	$10,063	$4,148

Non-GAAP gross margin %	36%	42%	48%	38%

Total operating expenses	$12,790	$8,462	$33,188	$21,444
Inventory reserve(1)	(19)	—	(19)	—
Allowance of doubtful accounts(3)	(2,472)	—	(2,702)	—
Non-GAAP operating expenses	$10,299	$8,462	$30,467	$21,444

Total other income (expense)	$1,497	$(18)	$1,628	$(71)
Preferred stock sale(4)	(1,383)	—	(1,383)	—
Non-GAAP other income (expense)	$114	$(18)	$245	$(71)

Net loss	$(10,817)	$(6,252)	$(23,011)	$(17,410)
Inventory reserve(1)	871	—	1,201	—
Impairment of production equipment(2)	302	—	302	—
Allowance of doubtful accounts(3)	2,472	—	2,702	—
Preferred stock sale(4)	(1,383)	—	(1,383)	—
Non-GAAP net loss	$(8,555)	$(6,252)	$(20,189)	$(17,410)

Net loss per share, basic and diluted	$(0.30)	$(0.20)	$(0.69)	$(0.71)
Inventory reserve(1)	0.02	—	0.04	—
Impairment of production equipment(2)	0.01	—	0.01	—
Allowance of doubtful accounts(3)	0.07	—	0.08	—
Preferred stock sale(4)	(0.04)	—	(0.04)	—
Non-GAAP net loss per share, basic and diluted	$(0.24)	$(0.20)	$(0.60)	$(0.71)
(1) Reflects nonrecurring charges related to inventory specifically made for NMTC
(2) Reflects nonrecurring charges related to the Company's procurement of additional manufacturing equipment to support NMTC's prior purchasing patterns
(3) Reflects nonrecurring charges related to outstanding amounts owed by NMTC
(4) Reflects a nonrecurring realized gain on sale of Advanced Liquid Logic, Inc. preferred stock to Illumina. Inc.

The Company makes reference in this release to “non-GAAP” results, which exclude the impact of adjustments associated with NMTC’s bankruptcy, and “non-GAAP as adjusted” results, which exclude NMTC related adjustments and the one-time gain realized upon the sale of the Company’s investment in a private company. The Company believes that excluding these items and their related effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation from, or as a substitute for, statement of comprehensive loss, net loss, net loss per share or expense information prepared in accordance with GAAP.

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2013	2012
Operating activities:
Net loss	$(23,011)	$(17,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,912	918
Amortization of premiums on investments	133	—
Stock-based compensation	2,697	1,509
Provision for bad debt	2,720	(45)
Non-cash inventory adjustments	675	563
Changes in operating assets and liabilities:
Accounts receivable	(1,885)	(9)
Inventories	(216)	(402)
Other current assets	(263)	92
Accounts payable	570	907
Accrued compensation	29	871
Other liabilities	(861)	523
Net cash used in operating activities	(17,500)	(12,483)
Investing activities
Change in restricted cash	585	(3,594)
Purchase of available-for-sale securities	(52,841)	(1,000)
Payments for intellectual property licenses	(888)	(1,306)
Purchases of property and equipment	(3,273)	(2,919)
Proceeds from sales of marketable securities	4,250	—
Maturities of short-term investments	800	5,000
Net cash used in investing activities	(51,367)	(3,819)
Financing activities
Proceeds from issuance of common stock	86,247	48,300
Costs incurred in conjunction with public offering	(5,180)	(3,226)
Principal repayment of borrowings	(706)	(1,608)
Proceeds from borrowings	166	835
Proceeds from stock option exercises	364	52
Net cash provided by financing activities	80,891	44,353
Net (decrease) increase in cash and cash equivalents	12,024	28,051
Cash and cash equivalents at beginning of period	51,250	25,320
Cash and cash equivalents at end of period	$63,274	$53,371
Non-cash investing and financing activities:
Property and equipment purchased with capital lease	$—	$109
Transfer of systems from property and equipment into inventory	$431	$124
Property and equipment costs incurred but not paid included in accounts payable	$308	$249
Intellectual property acquisition included in other noncurrent liabilities	$556	$—
Offering costs incurred but not paid included in other liabilities	$330	$—
Supplemental cash flow disclosures:
Cash paid for income taxes, net	$8	$4
Cash paid for interest	$17	$73

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4358

Source: GenMark Diagnostics, Inc.

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